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                                                                    EXHIBIT 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of August 11, 2000, is by and between Liberty Group Operating, Inc., a Delaware corporation (the "Company"), Kenneth L. Serota ("Executive"), Liberty Group Publishing, Inc., a Delaware corporation (the "Parent"), Green Equity Investors II, L.P. and Green Equity Investors III, L.P. ("Green III"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement referred to below.

                                    RECITALS

         A. The parties have previously entered into an Employment Agreement dated as of November 21, 1997 (the "Employment Agreement").


         B. The parties desire to amend the Employment Agreement as set forth in
Section 1 hereof, and Executive desires to purchase, and parent desires to sell, shares of capital stock of Parent on the terms set forth in Sections 2 and 3 hereof.

                                   AGREEMENTS

         In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendments to Employment Agreement

         (a) The first two sentences of Section 1.1 of the Employment Agreement are hereby amended to read in their entirety as follows:

                  "Subject to the terms hereof, the Company agrees to employ Executive as its President and Chief Executive Officer, and Executive agrees to accept such employment, for the period beginning on January 1, 1998 (the "Commencement Date") and ending on the sixth anniversary of the Commencement Date subject to extension as hereinafter provided or earlier termination pursuant to Section 3 hereof (the "Term"). After the expiration of the initial six year term, the Term shall be automatically extended or re-extended on each anniversary of the Commencement Date, commencing on January 1, 2004, for successive one-year periods, subject to earlier termination pursuant to Section 3 hereof, unless the Company or Executive delivers to the other party a notice specifying such party's intent not to extend or re-extend the Term for an additional one-year period, at least 90 days prior to the end of the then current Term."

         (b) The first sentence of Section 2.1 of the Employment Agreement is hereby amended to read in its entirety as follows:
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                  "As compensation for services rendered hereunder, Executive shall receive an annual salary of not less than (i) $350,000 for the period beginning on the Commencement Date and ending on the first anniversary thereof, (ii) $375,000 for the period beginning on the first anniversary of the Commencement Date and ending on the second anniversary thereof, (iii) $400,000 for the period beginning on the second anniversary of the Commencement Date and ending on the third anniversary thereof,
                  (iv) 450,000 for the period beginning on the third anniversary of the Commencement Date and ending on the fourth anniversary thereof, (v) 475,000 for the period beginning on the fourth anniversary of the Commencement Date and ending on the fifth anniversary thereof and (vi) 500,000 for the period beginning on the fifth anniversary of the Commencement Date until the end of the Term, to be paid in accordance with the Company's customary payroll practices but in no event less frequently than monthly."

                  (c) The second sentence of Section 2.6 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "The Company shall also pay Executive an automobile allowance of $500 per month for each month during the Term ending on or prior to December 31, 2000, and $800 per month for each month thereafter, which automobile allowance shall be payable monthly in arrears."

                  (d) The first sentence of Section 4.3 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "In addition to the Company's obligations under Section 4.1, if (a) Executive's employment is terminated by the Company without Cause or (b) Executive's employment is terminated by Executive for Good Reason in accordance with the provisions of
                  Section 3.4, the Company shall pay Executive, within thirty
                  (30) days of the Date of Termination, an amount equal to eighteen (18) months base salary at the Executive's then current annual salary."

         2. Purchase of Loan Equity.

                  (a) Parent agrees to issue and sell to Executive, and Executive agrees to purchase from Parent, on the date hereof, 4,372 shares of common stock of Parent, par value $0.01 per share ("Common Stock"), and 184.42 shares of Series B 10% Junior Redeemable Cumulative Preferred Stock of Parent, par value $0.01 per share ("Junior Preferred Stock," and together with the Common Stock, the "Loan Equity"), for an aggregate purchase price equal to $250,000. Against payment of the aggregate purchase price for the Loan Equity, Parent will deliver to Executive stock certificates, duly executed and registered in Executive's name, representing the Loan Equity. The Loan Equity shall be issued and sold to Executive free and

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clear of all liens, other than restrictions and legends pursuant to federal or state securities laws and the Management Stockholders Agreement dated as of January 27, 1998, by and among Executive, Parent and Green, as amended by that certain Master Amendment dated as of April 18, 2000 pursuant to which Green III became a party to such agreement (the "Stockholders Agreement"). For avoidance of doubt, the Loan Equity shall be considered to be "Common Stock" and "Common Stock acquired by the Management Investor pursuant to the Employment Agreement" for all purposes of the Stockholders Agreement, including, without limitation:
Section 1(b) (Purchase for Investment); Section 3 (Transfer of Stock); Section 8 (Piggyback Registration Rights); Section 9 (Tag-Along Rights) and Section 10 (Drag-Along Sales) except that the provisions of Section 4 (Company "Call" Option) shall not apply to the Loan Equity.

                  (b) Executive may pay the aggregate purchase price for the Loan Equity by issuing to Parent a full recourse promissory note in the principal amount of $250,000 and in the form attached hereto as EXHIBIT A (the "Loan Note"). The outstanding principal amount of the Loan Note, together with all outstanding interest accrued thereon, shall be due and payable in full (x) thirty days after the earlier of (i) the date on which Executive's employment with the Company is terminated by the Company for Cause and (ii) the date on which Executive's employment with the Company is terminated by Executive without Good Reason, (y) subject to the last sentence of this paragraph, immediately upon consummation of a Sale Event (as hereinafter defined) and (z) December 31, 2025. Parent shall forgive an equal principal amount of the Loan Note, and all interest accrued on such principal amount of the Loan Note, as of each of December 31, 2001, December 31, 2002 and December 31, 2003 (i.e., a principal amount of $83,333, and all accrued interest on such principal amount, will be forgiven on each such date) if the performance standards for the fiscal year of the Company ending on such date that are established in accordance with Section
2.2 of the Employment Agreement are achieved. Parent shall forgive the entire principal amount of the Loan Note, and all accrued interest on the Loan Note, upon a Liquidity Event, so long as Executive is employed by the Company immediately prior to such Liquidity Event. A "Sale Event" shall mean any sale of all or a portion of the Loan Equity by Executive. In the event of a sale of less than all of the Loan Equity then held by Executive, the percentage of the principal and accrued interest under the Loan Note equal to the percentage of the Loan Equity held by Executive and sold in such sale shall become due.

                  (c) In the event that, prior to January 1, 2004, Executive's employment with the Company is terminated by the Company for Cause or by Executive without Good Reason, any of Green, Green III or Parent (or any combination of the foregoing, collectively the "Optionee") shall have the option to repurchase the Loan Equity at a price of $15.00 per share of Common Stock and $1,000 per share of Junior Preferred Stock to be repurchased plus accrued and unpaid dividends on such share through the date of such repurchase (the "Loan Equity Repurchase Right"). The Loan Equity Repurchase Right shall terminate with respect to one-third of the Common Stock and one-third of the Junior Preferred Stock purchased pursuant to Paragraph 2(a) on each of January 1, 2002 and January 1, 2003 and with respect to the balance of such Common Stock and Junior Preferred Stock on January 1, 2004, so long as Executive is employed by the Company on such date, and with respect to all of such Common Stock and Junior Preferred Stock on a Liquidity Event, so long as Executive is employed by the Company immediately prior to such Liquidity Event.

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                  (d) The Optionee must exercise its option under Paragraph
2(c), if at all, by written notice to Executive within thirty (30) days after Executive's employment with the Company is terminated. To the extent not exercised within such thirty (30) day period, the Optionee's option shall terminate. The repurchase option, if exercised by the Optionee, must be exercised proportionately as between Common Stock and Junior Preferred Stock (i.e., if 50% of the Common Stock subject to repurchase is to be repurchased, 50% of the Junior Preferred Stock subject to repurchase must be repurchased).

                  (e) For purposes of this Amendment, a "Liquidity Event" shall mean the earliest of (i) the consummation of a Change of Control, (ii) the consummation of an initial public offering in which gross proceeds to the Company equal or exceed $35,000,000 and (iii) the commencement of the public trading of Parent's Common Stock on any national securities exchange, including, but not limited to, the NASDAQ National Market System.

         3. Purchase of Additional Equity.

                  (a) Parent agrees to issue and sell to Executive, and Executive agrees to purchase from Parent, on the date hereof, 23,174 shares of Common Stock (the "Additional Equity") for a purchase price of $15.00 per share. The Additional Equity shall be issued and sold to Executive free and clear of all liens other than restrictions and legends pursuant to federal or state securities laws, the Stockholders Agreement and the Pledge Agreement referred to below. Against payment of the aggregate purchase price for the Additional Equity, Parent will deliver to Executive stock certificates, duly executed and registered in Executive's name representing the Additional Equity. For avoidance of doubt, the Additional Loan Equity shall be considered to be "Common Stock" and "Common Stock acquired by the Management Investor pursuant to the Employment Agreement" for all purposes of the Stockholders Agreement, including, without limitation: Section 1(b) (Purchase for Investment); Section 3 (Transfer of Stock); Section 8 (Piggyback Registration Rights); Section 9 (Tag-Along Rights) and Section 10 (Drag-Along Sales) except that the provisions of Section 4 (Company "Call" Option) shall not apply to the Additional Equity.

                  (b) Executive may pay 65% of the aggregate purchase price for the Additional Equity by issuing to Parent a non-recourse promissory note in the form attached hereto as EXHIBIT B and the balance of the aggregate purchase price for the Additional Equity by issuing to Parent a full recourse promissory note in the form attached hereto as EXHIBIT C (collectively, the "Additional Equity Notes"). The percentage of the principal and accrued interest under the Additional Equity Notes equal to the percentage of the Additional Equity held by Executive and sold in any Sales Event shall become due and payable upon the consummation of such Sale Event. The entire principal amount and accrued interest under the Additional Equity Notes shall become due and payable on December 31, 2025. The Additional Equity Notes shall be secured by a pledge of the Additional Equity pursuant to the Pledge Agreement in the form attached hereto as EXHIBIT D.

                  (c) The Optionee shall have the option to repurchase the Additional Equity, at a price of $15.00 per share of Common Stock to be repurchased, if the aggregate internal rate of return ("IRR") realized by Green III on the Common Stock and Junior Preferred Stock purchased by Green III pursuant to that certain Stock Purchase Agreement, dated as of April 18, 2000,

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between Parent and Green III (the "Green III Equity") does not equal or exceed twenty-five percent (25%) (the "IRR Threshold") under the circumstances described below (the "Investment Performance Repurchase Right").

                      (i) General. The Investment Performance Repurchase Right will be available to the Optionee (x) upon each occasion on which it disposes (including by way of a distribution to its partners) of a portion (or all) of the Common Stock included in the Green III Equity prior to the eighth anniversary of the date hereof and (y) with respect to any Additional Equity for which the Investment Performance Repurchase Right has not terminated prior to the eighth anniversary of the date hereof, upon the eighth anniversary of the date hereof.

                      (ii) Valuation. Each time the Investment Performance Repurchase Right is available to the Optionee, all of the Green III Equity (Common Stock and Junior Preferred Stock) will be valued for purposes of determining whether the IRR Threshold has been achieved. In the case of an event described in clause (x), the shares disposed of by Green III will be valued at the price received by Green III in the disposition (or, in the case of a disposition to Green III's partners, at the price attributed to it in such distribution). If Preferred Stock is not disposed of in the transaction, it will be valued at an amount equal to its liquidation preference plus accrued and unpaid dividends. In the event the Investment Performance Repurchase Right is exercised at the eighth anniversary instead of upon a disposition event, for purposes of calculating the IRR, the value of the Green III Equity shall be the same as the valuation most recently used by Green III pursuant to its governing documents.

                      (iii) Partial or Total Extinguishment of Investment Performance Repurchase Right. If and to the extent the IRR Threshold is achieved in the disposition, the Investment Performance Repurchase Right shall terminate as to the percentage of the Additional Equity equal to the percentage of the Common Stock included in the Green III Equity sold in the disposition event, and if such IRR Threshold is not achieved, such percentage of the Additional Equity will be subject to repurchase. All of the Additional Equity as to which the Investment Performance Repurchase Right has not theretofore terminated in accordance with this paragraph will remain subject to the Investment Performance Repurchase Right.

                      (iv) Time Repurchase Right. In the event that, prior to January 1, 2004, Executive's employment with the Company is terminated by the Company for Cause or by Executive without Good Reason, the Optionee shall have the option to repurchase the Additional Equity at a price of $15.00 per share of Common Stock (the "Time Repurchase Right"). The Time Repurchase Right shall terminate with respect to one-third of the Additional Equity on each of January 1, 2002 and January 1, 2003 and with respect to the balance of such Additional Equity on January 1, 2004, so long as Executive is employed by the Company on such date, and with respect to all of the Additional Equity on a Liquidity Event, so long as Executive is employed by the Company immediately

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        prior to such Liquidity Event. The partial or complete extinguishment of the Time Repurchase Right will not affect the Investment Performance Repurchase Right, which will only expire as set forth above.

                  (d) The Optionee must exercise the Investment Performance Repurchase Right, if at all, by written notice to Executive within thirty (30) days after a triggering event described above. To the extent not exercised within such thirty (30) day period, the Investment Performance Repurchase Right shall terminate with respect to such triggering event. The Optionee must exercise its Time Repurchase Right, if at all, by written notice to Executive within thirty (30) days after Executive's employment with the Company is terminated. To the extent not exercised within such thirty (30) day period, the Time Repurchase Right shall terminate.

                  (e) Executive agrees that until the repurchase rights set forth above have expired or been exercised, he shall in no event dispose of the Additional Equity subject to such repurchase rights without the prior written consent of the Parent.

         4. Representations of Executive.

                  (a) Executive will acquire the Loan Equity and the Additional Equity for investment and not with a view for distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Executive acknowledges that the Loan Equity and the Additional Equity have not been registered under the Securities Act and, except as set forth in the Stockholders Agreement, Parent is under no obligation to file a registration statement with the Securities and Exchange Commission with respect to the Loan Equity or the Additional Equity.

                  (b) Executive (i) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of its investment in the Loan Equity and Additional Equity; (ii) is able to bear the complete loss of its investment in the Loan Equity and Additional Equity; (iii) has had the opportunity to ask questions of, and receive answers from, Parent and its management concerning the terms and conditions of the offering of the Loan Equity and Additional Equity and to obtain additional information; and (iv) is an "accredited investor" as that term is defined in Rule 501(a)(3) under the Securities Act.

         5. Legal Fees. The Company shall pay, or reimburse Executive for, the reasonable legal fees and expenses of counsel to Executive in connection with the preparation, negotiation, execution and delivery of this Amendment.

         6. Reference to and Effect on the Employment Agreement.

                  (a) Upon the effectiveness of this Amendment, each reference in the Employment Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to such Employment Agreement as amended hereby, and each reference to the Employment Agreement in any other document, instrument or agreement shall mean and be a reference to such Employment Agreement as amended hereby.

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                  (b) Except as specifically amended above, the Employment
Agreement and Stockholders Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Employment Agreement nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

         7. Counterpart Execution. This Amendment may be executed in two or more counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, this Amendment to Employment Agreement is executed the date first written above.

                                          LIBERTY GROUP OPERATING, INC.


                                          By:          /s/  Kenneth L. Serota
                                             ----------------------------------
                                          Its:
                                              ---------------------------------



                                          LIBERTY GROUP PUBLISHING, INC.


                                          By:          /s/  Kenneth L. Serota
                                             ----------------------------------
                                          Its:
                                              ---------------------------------




                                                       /s/  Kenneth L. Serota
                                          -------------------------------------
                                                          KENNETH L. SEROTA


AGREED TO AND ACCEPTED:

GREEN EQUITY INVESTORS II, L.P.

    By:  Grand Avenue Capital Partners, L.P.,
         its General Partner

         By: Grand Avenue Capital Corporation,
             its General Partner


             By:       /s/  Peter J. Nolan
                -----------------------------------
             Its:
                 ----------------------------------


GREEN EQUITY INVESTORS III, L.P.

    By:  GEI Capital III, LLC,
         its General Partner

         By:          /s/  Peter J. Nolan
             --------------------------------------
         Its:
             --------------------------------------


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